Exhibit 10.20

COMMERCIAL LEASE

This lease is made between SILVER VALLEY CAPITAL, LLC of P.O. BOX 1706, COEUR D’ALENE, ID 83816, herein called Lessor, and STERLING MINING COMPANY, of 411 COEUR D’ALENE AVE., COEUR D’ALENE, ID 83814, herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated in the City of WALLACE, county of SHOSHONE, State of IDAHO, described as 309 BANK STREET, WALLACE, ID 83873

Upon the following TERMS and CONDITIONS:

1. Terms and Rent. Lessor demises the above premises for a term of 25 years, commencing FEBRUARY 1, 2004, and terminating on FEBRUARY 1, 2029, or sooner as provided herein at the monthly rental of FOUR HUNDRED FIFTY DOLLARS ($450.00), payable in monthly installments in advance of the first day of each month for that month’s rental, during the term of this lease. All rental payments shall be made to Lessor, at: P.O. BOX 1706, COEUR D’ALENE, ID 83816.

2. Use. Lessee shall use and occupy the premises for OFFICE SPACE. The premises shall be used for no other purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations, and any other system upon the premise and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, and structural foundations, which shall be maintained by Lessor. Lessee shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

6. Entry and Inspection. Lessee shall permit Lessor or Lessor’s agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspection the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual “To Let” or “For Lease” signs, and permit persons desiring to lease the same to inspect the premises thereafter.

7. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

8. Insurance. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:

Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage.

To the maximum extent permitted by insurance policies, which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation, which might otherwise exist.

9. Trade Fixtures. All improvements made by Lessee to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee’s expense, remove all of Lessee’s personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures; repair all injury done by or in connection with the installation or removal of such property and improvements; and surrender the premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee or Lessee’s agents, employees, visitors, or licensees, excepted. All property of Lessee remaining on the premises after the last day of the term of this lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal.

10. Abandonment. Lessee shall not, without first obtaining the written consent of Lessor, abandon the premises, or allow the premises to become vacant or deserted.

11. Eminent Domain. If the premises or any part thereof are any, estate therein, or any other part of the building materially affection Lessee’s use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

12. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party.

In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

13. Lessor’s Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within 30 days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such 30 days, and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than 30 days’ notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects.

14. Common Area Expenses. In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his pro-rata share of maintenance, taxes, and insurance for the common area.

15. Attorney’s Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney’s fee.

16. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

17. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

18. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of 60 months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $600.

The option shall be exercised by written notice given to Lessor not less than 60 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

19. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties’ execution hereof:

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed in person the day and year first above written.

Lessor	Lessee

4